UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2012

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Lyris, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

6401 Hollis St., Suite 125
Emeryville, CA		94608
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (800) 768-2929

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Effective February 2, 2012 (“Appointment Date”), the Board of Directors (“Board”) of Lyris, Inc (“Company”) appointed Roy Chamblin and Chris Harrington as directors to fill vacancies on the Board. Mr. Chamblin and Mr. Harrington were appointed as Class II directors and will be up for election at the 2013 annual meeting of stockholders.

In lieu of participation in the Company’s existing non-employee director compensation policy, Mr. Chamblin and Mr. Harrington will receive stock options instead of an annual cash retainer for their services as a director. Both Mr. Chamblin and Mr. Harrington received stock option grants under the Company’s 2005 Equity-Based Compensation Plan. Upon their appointment to the Board, both directors received grants of 140,000 shares the Company’s common stock at an exercise price of $0.13, which the Board determined to be equal to the fair market value of the Company’s common stock on the Appointment Date. Each option vests over four years, with twenty five percent (25%) of the total number of shares subject to each option vesting on the first anniversary of the Appointment Date and the remainder vesting in equal installments quarterly thereafter. Additionally, both Mr. Chamblin and Mr. Harrington each received options to purchase 15,000 shares of the Company’s common stock at an exercise price of $0.13, which the Board determined to be equal to the fair market value of the Company’s common stock on the Appointment Date. These options are fully vested on the Appointment Date and are exercisable immediately. So long as Mr. Chamblin and Mr. Harrington remain in continuous service as directors, the Company will grant to each of Mr. Chamblin and Mr. Harrington options to purchase 15,000 shares of the Company’s common stock at an exercise price equal to the then fair market value of the Company’s Common Stock on the date of grant on the first, second and third anniversaries of their Appointment Dates thereafter. Shares of common stock subject to these option grants will also be fully vested on date of grant and be exercisable immediately. All of the options have a ten-year term and would terminate 90 days after Mr. Chamblin or Mr. Harrington ceases to be one of the Company’s directors.

As with each of the Company’s directors and executive officers, the Company intends to enter into indemnification agreements with Mr. Chamblin and Mr. Harrington to give them additional contractual assurances regarding the scope of the indemnification provided in the Company’s certificate of incorporation and bylaws and to provide additional procedural protections.

There is no arrangement or understanding between Mr. Chamblin or Mr. Harrington and any other person pursuant to which Mr. Chamblin or Mr. Harrington was appointed as a director of the Company. There are no other related person transactions between the Company and Mr. Chamblin or Mr. Harrington, other than those that have been disclosed in this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYRIS, INC.

By:	/s/ Wolfgang Maasberg
Name:	Wolfgang Maasberg
Title:	Chief Executive Officer

Date:   February 7, 2012